Exhibit 99
                             Selected Information
                      Ford Credit Auto Owner Trust 1996-B
                           through December 31, 1996
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

           Class A-1        Class A-2        Class A-3        Class A-4
           5.5138%          5.90%             6.10%            6.30%
           Asset            Asset            Asset            Asset
           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------




Principal
Paid       $109,830,808.73  $                $                $

Interest
Paid       $  3,740,491.22  $  4,254,555.56  $  3,742,688.90  $  2,323,305.60

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Total Servicing Fees Paid:  $  2,522,341.63


